Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Lee Enterprises, Incorporated and Subsidiaries of our report dated November 22, 2013, relating to our audit of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in Lee Enterprises Incorporated's Annual Report on Form 10-K for the year ended September 29, 2013, and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin
August 12, 2014